License Reference Number________________

PATENT LICENSE AGREEMENT (“Agreement”) dated as of the Agreement Date, hereinbelow defined, and between INTERNATIONAL BUSINESS MACHINES CORPORATION, a New York corporation (“IBM”), and AVISTAR COMMUNICATIONS CORPORATION, a  Delaware corporation (“AVS”).

WHEREAS, IBM and Avistar are concurrently entering into a Licensed Works Agreement, Agreement # 4908004013 of September 2008 (“Base Agreement”), and a Statement of Work SOW# 4908004020 of September 2008 (“SOW”); and

WHEREAS, for the consideration specifically set forth in such agreements specifically referred to below, AVS wishes to grant to IBM, and IBM wishes to receive, a license under AVS’ patents as set forth below;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, IBM and AVS agree as follows:

Section 1.                                           Definitions

 “Subsidiary” or “Subsidiaries” shall mean a corporation, company or other entity:
(a)           more than fifty percent (50%) of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, now or hereafter, owned or controlled, directly or indirectly, by a party hereto, but such corporation, company or other entity shall be deemed to be a Subsidiary only so long as such ownership or control exists; or
(b)           which does not have outstanding shares or securities, as may be the case in a partnership, joint venture or unincorporated association, but more than fifty percent (50%) of whose ownership interest representing the right to make the decisions for such corporation, company or other entity is now or hereafter, owned or controlled, directly or indirectly, by a party hereto, but such corporation, company or other entity shall be deemed to be a Subsidiary only so long as such ownership or control exists..

“Agreement Date” shall mean the date on which this Agreement is signed by the second of IBM and AVS to so sign, as shown on the signature page.

“Authorized Copy (Copies)” shall mean a computer program copied by authorized third party recipients of a Master Copy.

“Distribute” shall mean import, have imported, lease, license, sell, offer for sale, or otherwise transfer.

“Licensed Products” shall mean Information Handling System(s) or any instrumentality or aggregate of instrumentalities (including, without limitation, any component, subassembly, computer program or supply) designed for incorporation in an Information Handling System.    “Information Handling System(s)” shall mean any instrumentality or aggregate of instrumentalities primarily designed to compute, classify, process, transmit, receive, retrieve, originate, switch, store, display, manifest, measure, detect, record, reproduce, handle or utilize any form of information, intelligence or data for business, scientific, control or other purposes.

[***] Indicates text has been omitted from this Exhibit pursuant to a confidential treatm ent request that has been filed separately with the Securities and Exchange Commission.

“Licensed Patents” shall mean all patents throughout the world, ***:
(a)	issued or issuing on patent applications entitled to an effective filing date prior to five years after the Agreement Date; and
(b)
under which patents or the applications therefor (including continuations, divisionals, or continuations-in-part) AVS or any of its Subsidiaries has as of the Agreement Date, or thereafter obtains, the right to grant licenses to IBM of or within the scope granted herein without such grant resulting in payment of royalties or other consideration by AVS or its Subsidiaries to third parties (except for payments among AVS and its Subsidiaries, and payments to third parties for inventions made by said third parties while employed by AVS or any of its Subsidiaries).  AVS represents on behalf of itself and its Subsidiaries that as of the Agreement Date no grants under any of its patents or applications therefor are subject to such third party consideration.  On request by IBM, AVS agrees to inform IBM of any such patents or applications, and IBM shall have the right to provide such consideration to such third party so as to obtain a license thereunder.

Notwithstanding the foregoing, Licensed Patents shall include the patents identified in Schedule A, and all reissues, reexaminations, continuations, divisionals, continuations-in-part, and foreign counterparts thereof throughout the world.

“Master Copy” shall mean a Licensed Product in software form that is Distributed by or for IBM to a third party with written authorization directly or indirectly from IBM to such third party to make copies of such Licensed Product for its own use or for further authorized Distribution (by transmission or other distribution means).

“Performance of Business Processes” shall mean advising, servicing, or operating all or part of an enterprise or organization.

Section 2.                                           Grant of Rights

2.1           AVS, on behalf of itself and its Subsidiaries grants to IBM a nonexclusive and worldwide license under the Licensed Patents:
(a)	to make (including the right to use any apparatus and practice any method in making), use, and Distribute Licensed Products and Master Copies;
(b)	to authorize in writing, directly or indirectly, recipients of Master Copies to make and Distribute Authorized Copies;
(c)
to have Licensed Products made by another manufacturer for use and Distribution by or for IBM, provided that a substantial portion of the design, specifications, or other content of such Licensed Products is provided to such manufacturer by IBM, an IBM Subsidiary, or a third party providing such content for and on behalf of IBM or an IBM Subsidiary and where such content is owned by or licensed to IBM or an IBM Subsidiary; and

(d)	to use any apparatus and practice any method in connection with the Performance of Business Processes for itself or third parties.

2.2           IBM shall have the right to grant sublicenses to its Subsidiaries existing on or after the Agreement Date, which sublicenses may include the right of such sublicensed Subsidiaries to sublicense other IBM Subsidiaries.  No sublicense shall be broader in any respect at any time during the life of this Agreement than the license held at that time by the party that granted the sublicense.

[***] Indicates text has been omitted from this Exhibit pursuant to a confidential treatm ent request that has been filed separately with the Securities and Exchange Commission.

2.3           Where a third party uses an apparatus or practices a method in Performance of Business Process, and such third party is acting on behalf of, and as subcontractor to, IBM in connection with a contract that obligates IBM to provide such Performance of a Business Process for an IBM customer, such use or practice shall be deemed to have been performed by IBM.

2.4           AVS irrevocably releases IBM, its Subsidiaries existing as of the Agreement Date, and their respective customers, distributors and suppliers from any and all claims of infringement of the Licensed Patents which claims are based on acts prior to the Agreement Date, which, had they been performed after the Agreement Date would have been licensed under this Agreement.

2.5           AVS covenants not to sue direct and indirect customers of Licensed Products under this Agreement under the Licensed Patents for the formation of any combination of such Licensed Products with other products, and for the use or sale of such combinations that have been formed by said customers, notwithstanding that such other products are not furnished by IBM or its Subsidiaries; provided, however, that such covenant not to sue shall only extend to patent claims with respect to which IBM’s or its Subsidiary’s furnishing of such Licensed Products would, in the absence of this Agreement, constitute infringement and provided, further that such covenant shall not extend to infringement arising from the manufacture, use or sale of such other product per se.

2.6           If, after the Agreement Date, IBM or any of its Subsidiaries  (“Acquiring Party”) either acquires an entity or acquires substantially all of the assets of an entity (“Acquired Party”), and said Acquired Party is, as of the date of acquisition, licensed by AVS or its Subsidiaries under the Licensed Patents, through an existing agreement dated after the Agreement Date pursuant to which payments are to be made by said entity to AVS, then, at IBM’s election, IBM may terminate such existing license by providing notice to that effect to AVS.  In the event IBM does so terminate such existing license, any payments that may be due after such notice shall be deemed fully satisfied such that neither IBM nor said entity shall have any further payment obligation under such existing agreement.  In the case where such existing agreement is dated before the Agreement Date, IBM’s right of termination shall only apply if such existing agreement includes obligations to pay a royalty for licensed products after the date of acquisition; in the case where such existing agreement is dated before the Agreement Date and includes obligations to make fixed fee payments after the date of acquisition, IBM shall not have any right to terminate afforded by this Agreement, and IBM may request that the parties discuss potential changes to the amount or duration of such fixed fee payments.

Section 3.                                           Miscellaneous

3.1           In consideration for the licenses set forth in this Agreement, IBM shall pay AVS the fees and royalties set forth in Sections 11.1-11.3 of the SOW.

3.2           The term of the licenses granted under this Agreement shall be from the Agreement Date until the last to expire of the Licensed Patents.  This Agreement may be terminated for cause by AVS only if (a) IBM has failed to make payment of the fees and royalties set forth in Sections 11.1-11.3 of the SOW, and (b) IBM has failed to make such payments within *** days after notification from AVS that such payments are past due, and (c) IBM has no credible basis

[***] Indicates text has been omitted from this Exhibit pursuant to a confidential treatm ent request that has been filed separately with the Securities and Exchange Commission.

to not make such payments (by way of illustration, if IBM has a credible basis to believe that AVS has failed to meet the technology milestones set forth in the SOW, and does not make the payment that was due for such milestone completion, this Agreement shall not be terminable by AVS; rather, if AVS disagrees and believes the milestone was met, it shall have the right to sue for payment of such amounts).  The parties agree that they shall have their senior executive management meet to discuss any disagreement regarding payments prior to initiating any legal action.

***.

3.3           Neither AVS nor its Subsidiaries shall assign or grant any right under any of the Licensed Patents unless such assignment or grant is made subject to the terms of this Agreement.  IBM shall have the right to assign this license to a successor of all of IBM’s businesses to which this Agreement relates.

If, subsequent to the Agreement Date,
(a) IBM either transfers a product or service line to a third party without transferring a Subsidiary to said third party; or spins off a Subsidiary (either by disposing of it to a third party or in some other manner reducing ownership or control so that the spun-off entity is no longer a Subsidiary of the Transferring Party); and if
(b) such transfer or spin off includes at least one marketable product or service in a product or service line and tangible assets having a net value ***, then after written request (within sixty (60) days following the transfer or spin off) to AVS jointly by IBM and either such third party in the case of a transfer, or such ex-Subsidiary in the case of a spin off, AVS shall grant a royalty-free license (under the same terms as the license granted to IBM herein but excluding this provision and Sections 2.4 and 3.1) under its Licensed Patents for the field of such product or service line to such third party or such ex-Subsidiary, (the “Recipient”) provided that:
(i)           such field shall not be defined more broadly than necessary to cover the particular product or service line being transferred or spun off, including extensions thereto based on the same technology;
(ii)           the license granted shall be limited in the twelve (12) months immediately following such transfer or spin off to a volume of licensed products or services having an aggregate selling price equal to no more than the aggregate selling prices of such products or services by said Transferring Party in the twelve (12) months preceding such transfer or spin off plus ten percent (10%); and shall be limited, in each of the successive twelve-month periods following such transfer or spin off, to a volume of licensed products or services having an aggregate selling price equal to no more than the limit for the immediately preceding twelve-month period plus ten percent (10).

***.

3.4           The parties shall mutually agree on the content and timing of a press release describing the existence of this Agreement in accordance with Section 16.1 of the SOW; other than the foregoing, neither party shall disclose any term or condition of this Agreement to any third party except (a) to the extent disclosure is required by court order,  otherwise required by law or regulatory obligation, provided the disclosing party first give the other party prior written notice to enable the other party to seek a protective order; (b) to the extent required to enforce rights under this Agreement; or (c) to the extent reasonably necessary, on a confidential basis, to  the disclosing party’s accountants, attorneys and / or financial advisors.  In addition, in response to a request by a customer, IBM and AVS shall have the right to disclose the existence of this

[***] Indicates text has been omitted from this Exhibit pursuant to a confidential treatm ent request that has been filed separately with the Securities and Exchange Commission.

Agreement and the scope of its rights to that customer, on a confidential basis and AVS may identify IBM as a licensee of the AVS Licensed Patents to potential licensees.

3.5           AVS represents and warrants, on behalf of itself and its Subsidiaries, that (i) it is the owner of the Licensed Patents, (ii) it has the full right and power to grant the rights (including the licenses, covenants, and releases) set forth in this Agreement, and (iii) no other party’s consent or approval is required for the granting of such rights.

3.6           This Agreement shall be construed, and the legal relations between the parties hereto shall be determined, in accordance with the law of the State of New York, USA, as such law applies to contracts signed and fully performed in New York, without regard to conflict of law principles.  The parties waive their rights to a jury trial.

3.7           Neither AVS nor IBM shall be considered the author of this Agreement for the purpose of interpreting any provision herein.

3. 8           This Agreement shall not be binding upon the parties until it has been signed by or on behalf of each party.  No amendment or modification hereof shall be valid or binding upon the parties unless made in writing and signed by the parties.

3.9           AVS shall not have any obligation hereunder to institute any action or suit against third parties for infringement of any of the Licensed Patents or to defend any action or suit brought by a third party which challenges or concerns the validity or coverage of any of the Licensed Patents. AVS is under no obligation hereunder to file any patent application or to secure any patent or patent rights or to maintain any patent in force.

3.10           If any section of this Agreement is found by competent authority to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of such section in every other respect and the remainder of this Agreement shall continue in effect so long as the Agreement still expresses the intent of the parties.  However, if the intent of the parties cannot be preserved, this Agreement shall be either renegotiated or terminated.

This Agreement and its attachments, and referred-to sections of the SOW embody the entire understanding of the parties with respect to the Licensed Patents, and replace any prior oral or written communications between them.

Agreed to:	Agreed to:
AVISTAR COMMUNICATIONS CORPORATION	INTERNATIONAL BUSINESS MACHINES CORPORATION
By: ___________________________	By: ___________________________
Name: Title:	*** ***
Date: _________________________	Date: _________________________

[***] Indicates text has been omitted from this Exhibit pursuant to a confidential treatm ent request that has been filed separately with the Securities and Exchange Commission.

Schedule A

Country Code	Patent/ Publication Number	Kind	Title	Issue/ Publication Date
US	7398296	B2	Networked Audio Communication Over Two Networks	2008-07-08
US	7206809	B2	Method For Real-Time Communication Between Plural Users	2007-04-17
US	7185054	B1	Participant Display And Selection In Video Conference Calls	2007-02-27
US	7152093	B2	System For Real-Time Communication Between Plural Users	2006-12-19
US	7054904	B2	Marking And Searching Capabilities In Multimedia Documents Within Multimedia Collaboration Networks	2006-05-30
US	6972786	B1	Multimedia Services Using Central Office	2005-12-06
US	6959322	B2	UTP Based Video Conferencing	2005-10-25

US	6816904	B1	Networked Video Multimedia Storage Server Environment	2004-11-09
US	6789105	B2	Multiple-Editor Authoring Of Multimedia Documents Including Real-Time Video And Time-Insensitive Media	2004-09-07
US	6594688	B2	Dedicated Echo Canceller For A Workstation	2003-07-15
US	6583806	B2	Videoconferencing Hardware	2003-06-24
US	6437818	B1	Video Conferencing On Existing UTP Infrastructure	2002-08-20
US	6426769	B1	High-Quality Switched Analog Video Communications Over Unshielded Twisted Pair	2002-07-30
US	6351762	B1	Method And System For Log-In-Based Video And Multimedia Calls	2002-02-26
US	6343314	B1	Remote Participant Hold And Disconnect During Videoconferencing	2002-01-29
US	6237025	B1	Multimedia Collaboration System	2001-05-22
US	6212547	B1	UTP Based Video And Data Conferencing	2001-04-03
US	6081291	A	Methods And Systems For Multimedia Communication Via Public Telephone Networks	2000-06-27
US	5978835	A	Multimedia Mail, Conference Recording And Documents In Video Conferencing	1999-11-02
US	5915091	A	Synchronization In Video Conferencing (Videoconferencing And Data Conferencing System)	1999-06-22
US	5896500	A	System For Call Request Which Results In First And Second Call Handle Defining Call State Consisting Of Active Or Hold For Its Respective Av Device	1999-04-20
US	5884039	A	System For Providing A Directory Of Av Devices And Capabilities And Call Processing Such That Each Participant Participates To The Extent Of Capabilities Available	1999-03-16
US	5867654	A	Two Monitor Videoconferencing Hardware	1999-02-02
US	5854893	A	System For Teleconferencing In Which Collaboration Types And Participants By Names Or Icons Are Selected By A Participant Of The Teleconference	1998-12-29
US	5802294	A	Teleconferencing System In Which Location Video Mosaic Generator Sends Combined Local Participants Images To Second Location Video Mosaic Generator For Displaying Combined Images	1998-09-01
US	5758079	A	Call Control In Video Conferencing Allowing Acceptance And Identification Of Participants In A New Incoming Call During An Active Teleconference	1998-05-26
US	5751338	A	Methods And Systems For Multimedia Communications Via Public Telephone Networks	1998-05-12
US	5689641	A	Multimedia Collaboration System Arrangement For Routing Compressed Av Signal Through A Participant Site Without Decompressing The Av Signal	1997-11-18
US	5617539	A	Multimedia Collaboration System With Separate Data Network And A/V Network Controlled By Information Transmitting On The Data Network	1997-04-01
US	20080117965	A1	Multiple-Channel Codec And Transcoder Environment For Gateway, MCU, Broadcast, And Video Storage Applications	2008-05-22
US	20080049792	A1	Interconnecting Network Locations Between Premises Network And Central Office Using Ethernet On Loop Plant	2008-02-28
US	20070168426	A1	Storing And Accessing Media Files	2007-07-19
US	20070088782	A1	Storage And Playback Of Media Files	2007-04-19
US	20070088781	A1	Storing And Accessing Media Files	2007-04-19
US	20070083596	A1	Storing And Accessing Media Files	2007-04-12
US	20070083595	A1	Networked Audio Communication With Login Location Information	2007-04-12
US	20070083594	A1	Device For Wireless Networked Communications	2007-04-12
US	20070083593	A1	Wireless Networked Audio Communication	2007-04-12
US	20070078932	A1	Audio Communication With Login Location Addressing	2007-04-05
US	20070078931	A1	System For Managing Real-Time Communications	2007-04-05
US	20070078930	A1	Method For Managing Real-Time Communications	2007-04-05
US	20060168637	A1	Multiple-Channel Codec And Transcoder Environment For Gateway, MCU, Broadcast And Video Storage Applications	2006-07-27
US	20060075121	A1	Registration Based Addressing And Call Handles To Establish Communication	2006-04-06
US	20060064461	A1	Using Login-Based Addressing To Communicate With Listed Users	2006-03-23
US	20060059266	A1	Registration Based Addressing Over Multiple Networks With Digital Audio Communication	2006-03-16
US	20060041617	A1	Log-In Based Communications Plus Two Data Types	2006-02-23
US	20060041616	A1	Audio Communications Using Devices With Different Capabilities	2006-02-23
US	20050144284	A1	Scalable Networked Multimedia System And Applications	2005-06-30
US	20040107255	A1	System For Real-Time Communication Between Plural Users	2004-06-03
US	20040107254	A1	Method For Real-Time Communication Between Plural Users	2004-06-03
US	20030187940	A1	Teleconferencing Employing Multiplexing Of Video And Data Conferencing Signals	2003-10-02
WO	200077687	A1	System And Method For Browser-Based Multimedia Collaboration Reporting	21-Dec-2000
WO	9938324	A1	Multifunction Video Communication Service Device	29-Jul-1999

[***] Indicates text has been omitted from this Exhibit pursuant to a confidential treatm ent request that has been filed separately with the Securities and Exchange Commission.